Exhibit 8


                                POWER OF ATTORNEY


               KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL PARTNERS III GERMANY CIVIL LAW PARTNERSHIP (the "Company") does hereby make, constitute and appoint each of Hans L. Reich and Roger S. Begelman, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

               THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

               IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of October 7, 1999.

                                  GS CAPITAL PARTNERS III GERMANY CIVIL LAW
                                     PARTNERSHIP

                                  By: Goldman, Sachs & Co. oHG
                                  By: Goldman, Sachs & Co. Finanz GmbH

                                  By: /s/ Andreas Kornlein
                                      -----------------------------------
                                      Name:  Andreas Kornlein
                                      Title: Executive Director

                                  By: /s/ Sabine Mock
                                      -----------------------------------
                                      Name:  Sabine Mock
                                      Title: Executive Director